Exhibit 10.13

Mr. Michael J. Ferrantino, Jr.
12 Martingale Lane
Andover, MA  01810

Dear Mike:

This letter will confirm the April 4, 2007 agreement between Valpey-Fisher Corporation (the “Company”) and you concerning a retention bonus payable to you under certain circumstances.

The Company and you agree that effective August 7, 2008 the second sentence of the second paragraph of the Letter Agreement is hereby amended to read as follows:

 “As an incentive for your continued employment with the Company, and your efforts on  behalf of the strategic alternatives, the Company hereby agrees to pay you a bonus of one times your current base salary in the event of a change in control of the Company prior to December 31, 2010.”

The Company and you agree that effective August 7, 2008 the fourth sentences of the second paragraph of the Letter Agreement is hereby amended to read as follows:

 “The payment is contingent on your continued employment with the Company through, and immediately following any change in control on or before,
   December 31, 2010.”

Please indicate your agreement by signing this letter in the space provided below.

Sincerely,

VALPEY-FISHER CORPORATION

By	/s/ Ted Valpey, Jr.
Ted Valpey, Jr.
Chairman

AGREED AND ACCEPTED:

/s/ Michael J. Ferrantino, Jr.
Michael J. Ferrantino, Jr.